UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2005

Chindex International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24624	13-3097642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Wisconsin Avenue, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 215-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 17, 2005, the Board of Directors of Chindex International, Inc. determined that the retail operations of the Company’s Healthcare Products Distribution (HPD) Division should be closed no later than December 31, 2005. The primary goal of this restructuring is to improve the Company’s financial performance through eliminating the portion of the HPD Division’s business that has suffered losses for the past nine years. This action will entail the complete phase out of the Company’s retail pharmacy business operations and the reduction of the Company’s logistics services to the level necessary only to meet internal corporate needs. The Company anticipates that this restructuring will reduce workforce at several locations, involve warehouse consolidation and result in the Company incurring some level of costs related to lease disposal, inventory disposal, employee severance and other costs.

The Company has had preliminary discussions relating to the disposal of inventory and other related assets. The outcome of those discussions will determine whether and to what extent the Company may have to write off some inventory. The Company anticipates that these issues will be substantially resolved prior to December 31, 2005.

At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c), and (d) of Item 2.05 of Form 8-K with respect to the restructuring actions. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this Report under Item 2.05 within four business days after the Company’s determination of such estimate or range of estimates.

Some of the information in this Form 8-K may contain statements regarding future expectations, plans, prospects for performance of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company cannot guarantee future results, levels of activity, performance or achievements. The following factors, among others, could cause actual results to differ materially from those described by such statements: our ability to realize financial or other benefits, including cost savings, from the discontinuation of our retail pharmacy distribution operations, our ability to manage our growth and maintain adequate controls, our ability to obtain additional financing, the loss of services of key personnel, general market conditions including inflation or foreign currency fluctuations, our dependence on relationships with suppliers, the timing of our revenues and fluctuations in financial performance, the availability to our customers of third-party financings, product liability claims and product recalls, competition, hiring and retaining qualified sales and service personnel, management of inventory, relations with foreign trade corporations, dependence on sub-distributors and dealers, completion and opening of healthcare facilities, attracting and retaining qualified physicians and other hospital personnel, regulatory compliance, the cost of malpractice, our dependence on our information systems, the economic policies of the Chinese government, the newness and undeveloped nature of the Chinese legal system, the regulation of the conversion of Chinese currency, future epidemics in China such as SARS or Avian Flu, the control over our operation by insiders, continuity of relationships and variability of financial margins with existing suppliers, our liquidity and availability of capital resources to meet cash requirements, including capital expenditures, bid and performance bonds, and those other factors contained in the section titled "Risk Factors" as set forth in the Company’s Registration Statement (File No. 333-114996) filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. The forward-looking statements and numbers contained herein represent the judgment of the Company, as of the date of this filing, and the Company disclaims any intent or obligation to update such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances on which such statements are based.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 Press Release dated November 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chindex International, Inc.

November 23, 2005	By:	Lawrence Pemble

Name: Lawrence Pemble
Title: Executive Vice President Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 23, 2005